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                                                                      EXHIBIT 21

                               HMS HOLDINGS CORP.
                              LIST OF SUBSIDIARIES



                                                            STATE OF
SUBSIDIARY                                               INCORPORATION
----------                                               -------------



Accordis Inc. .........................................   New York
401 Park Avenue South
New York, NY  10016

Health Management Systems, Inc. .......................   New York
401 Park Avenue South
New York, NY  10016

Health Receivables Management, Inc.....................   Delaware
820 West Jackson Boulevard, Suite 725
Chicago, IL  60607


HMS Business Services Inc. ............................   New York
401 Park Avenue South
New York, NY  10016